                                                                 Exhibit (h)(19)


                      AMENDMENT TO PARTICIPATION AGREEMENT

                                 AMENDMENT NO. 3

      THIS AGREEMENT made the 1st day of May 1999, and amended on June 1, 2000, October 11, 2001 and November 27, 2002 (the "Participation Agreement"), by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, an unincorporated business trust formed under the laws of Delaware (the "Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor"), CANADA LIFE INSURANCE COMPANY OF AMERICA, a Michigan life insurance company (hereinafter referred to as the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement.

The parties hereby agree to amend the Participation Agreement as follows:

      1. Schedule 2 of the Participation Agreement is hereby amended to add the following classes of contracts:

-------------------------- ----------------------- ------------------------- -----------------------
 Policy Marketing Name          SEC 1933 Act       Contract Form Numbers         Annuity or Life
                            Registration Number
-------------------------- ----------------------- ------------------------- -----------------------
VUL Accumulator                  333-100569        VUL Accumulator           Life
-------------------------- ----------------------- ------------------------- -----------------------

       2. Schedule 3 of the Participation Agreement is hereby amended to reflect the following changes in Trust Classes and Series:


------------------------------------ ------------------------------------------
Contracts Marketing Name             Trust Classes and Series

------------------------------------ ------------------------------------------
VUL Accumulator                      Goldman Sachs VIT Capital Growth Fund
                                     Goldman Sachs VIT CORE (SM) US Equity Fund
                                     Goldman Sachs VIT Growth and Income Fund
------------------------------------ ------------------------------------------

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Agreement thereto dated as of November 27, 2002.


                              GOLDMAN SACHS VARIABLE INSURANCE TRUST (TRUST)

                              By: /s/ Howard B. Surloff
                                  ---------------------
                              Name:  Howard B. Surloff
                              Title: Secretary


                              GOLDMAN, SACHS & CO. (DISTRIBUTOR)

                              By: /s/ Peter V. Bonanno
                                  ---------------------
                              Name:  Peter V. Bonanno
                              Title: Vice President


                              CANADA LIFE INSURANCE COMPANY OF AMERICA (COMPANY)

                              By: /s/ Craig R. Edwards
                                  ---------------------
                              Name:  Craig R. Edwards
                              Title: Secretary